Lithia & Driveway (LAD) Increases Revenue 20%; Driveway Finance Corp hits June Penetration Rate of 12.9%
________________________________________________

Announces Dividend of $0.42 per Share for Second Quarter

Medford, Oregon, July 20, 2022 - Lithia & Driveway (NYSE: LAD) today reported the highest second quarter revenue and earnings per share in company history.

Second quarter 2022 revenue increased 20% to $7.2 billion from $6.0 billion in the second quarter of 2021.

Second quarter 2022 net income attributable to LAD per diluted share was $11.60, an 8% increase from $10.75 per diluted share reported in the second quarter of 2021. Adjusted second quarter 2022 net income attributable to LAD per diluted share was $12.18, a 10% increase compared to $11.12 per diluted share in the same period of 2021. Foreign currency exchange negatively impacted earnings per share by $0.25.

Second quarter 2022 net income was $338 million, a 11% increase compared to net income of $305 million in the same period of 2021. Adjusted second quarter 2022 net income was $354 million, a 12% increase compared to adjusted net income of $315 million for the same period of 2021.

As shown in the attached non-GAAP reconciliation tables, the 2022 second quarter adjusted results exclude a $0.58 per diluted share net non-core charge related to a non-cash unrealized investment loss and acquisition expenses, partially offset by a net gain on the sale of stores. The 2021 second quarter adjusted results include a $0.37 per diluted share net non-core charge related to a net loss on the sale of stores, insurance reserves, and acquisition expenses, partially offset by a non-cash unrealized investment gain.

Second Quarter-Over-Quarter Comparisons and 2022 Performance Highlights:

•Revenues increased 20.5%
•Gross profit increased 21.6%
•Vehicle gross profit per unit increased 14.7%
•Driveway reached 2.3 million monthly unique visitors in June
•Driveway achieved over 4,600 transactions in June, 740% increase compared to 2021
•Driveway Finance Corp remains the #1 lender to LAD customers with 12.9% penetration rate in June
•Adjusted SG&A as a percentage of gross profit was 58.0%

“The second quarter results demonstrate the diversity and strength across our business lines as we have delivered the highest quarterly revenues in our history,” said Bryan DeBoer, Lithia & Driveway, President and CEO. “These results directly reflect the team's outstanding track record of operational excellence and integrating acquisitions, while building a strong finance portfolio and e-commerce business. We are excited about our progress thus far as we are well on our way to achieving our 2025 plan and leading the consolidation of our industry.”

For the first six months of 2022 revenues increased 35% to $13.9 billion, compared to $10.4 billion in 2021.

Net income attributable to LAD for the first six months of 2022 was $23.15 per diluted share, compared to $16.69 per diluted share in 2021, an increase of 39%. Adjusted net income attributable to LAD per diluted share for the first six months of 2022 increased 41% to $24.14 from $17.15 in the same period of 2021. Foreign currency exchange negatively impacted earnings per share by $0.12.

Corporate Development
During the quarter, LAD acquired thirteen locations including Sisley Honda in Thornhill, Ontario; nine Lehman Auto World locations and two Esserman International locations in Miami-Dade County in Florida and Henderson Hyundai and Genesis in

Henderson, Nevada. Earlier in July, LAD acquired Elk Grove Ford in Elk Grove, California. Collectively the stores are expected to generate $1.2 billion in annualized revenues. In 2022, LAD has acquired $2.3 billion in annualized revenues and since the announcement of the 2025 Plan in July 2020, $12.7 billion in annualized revenues have been acquired.

“Our operating results continue to perform ahead of expectations, giving us the opportunity to invest further in our network, expand our adjacencies to grow earnings and expand our many competitive advantages,” said DeBoer. “Our balanced approach towards building our business is grounded in our customers’ evolving needs. As we continue to consolidate retail mobility, we deliver returns to our shareholders through a combination of acquisitions, building complementary business lines, dividends and share repurchases.”

Balance Sheet Update
LAD ended the second quarter with approximately $0.8 billion in cash and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $1.7 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.42 per share related to second quarter 2022 financial results. The dividend is expected to be paid on August 26, 2022 to shareholders of record on August 12, 2022.

In 2022, LAD repurchased 2.1 million shares at a weighted average price of $284.58. Under the current share repurchase authorization, approximately $114 million remains available.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2022 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2022 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
LAD is a growth company focused on profitably consolidating the largest retail sector in North America through providing personal transportation solutions wherever, whenever, and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on Twitter
https://twitter.com/lithiamotors
https://twitter.com/DrivewayHQ
https://twitter.com/GreenCarsHQ

Contact:
Tina Miller
SVP and Chief Financial Officer
IR@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor”provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales levels and the supply of inventory
•Our business strategy and plans, including our 2025 Plan (or “50/50” Plan) and any business expansion
•The growth, expansion, make-up and success of our network, including our acquiring additional and accretive stores
•Annualized revenues from acquired stores
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance, their synergies and other impacts on our business and our realizing Driveway and Driveway Finance-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business
•Our capital allocations and uses and levels of capital expenditures in the future
•Future expected operating and financial results, such as projections of improved store performance and generation of future revenue or earnings
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facility, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Impacts from the continued COVID-19 pandemic
•Our compliance with financial and restrictive covenants in our credit facility and other debt agreements
•Our programs and initiatives for employee recruitment, training, and retention
•Our strategies for customer retention, growth, market position, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of the COVID-19 pandemic, inflation and governmental programs and spending
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand, our relationship with, and the financial and operational stability of, OEMs and other suppliers
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues:
New vehicle retail	$3,250.7	$3,146.2	3.3%	$6,312.4	$5,339.5	18.2%
Used vehicle retail	2,509.9	1,804.9	39.1	4,744.3	3,157.0	50.3
Used vehicle wholesale	369.2	217.4	69.8	755.1	352.6	114.2
Finance and insurance	330.4	269.6	22.6	643.7	467.9	37.6
Service, body and parts	682.6	521.0	31.0	1,310.4	925.0	41.7
Fleet and other	97.3	50.3	93.4	179.5	110.4	62.6
Total revenues	7,240.1	6,009.4	20.5%	13,945.4	10,352.4	34.7%
Cost of sales:
New vehicle retail	2,840.3	2,832.5	0.3	5,500.7	4,869.0	13.0
Used vehicle retail	2,270.5	1,572.3	44.4	4,281.2	2,788.3	53.5
Used vehicle wholesale	366.5	201.0	82.3	744.6	331.6	124.5
Service, body and parts	319.1	242.9	31.4	617.9	428.6	44.2
Fleet and other	93.0	50.1	85.6	172.1	108.8	58.2
Total cost of sales	5,889.4	4,898.8	20.2	11,316.5	8,526.3	32.7
Gross profit	1,350.7	1,110.6	21.6%	2,628.9	1,826.1	44.0%
SG&A expense	781.5	634.0	23.3	1,507.6	1,084.2	39.1
Depreciation and amortization	40.9	30.3	35.0	80.2	57.2	40.2
Income from operations	528.3	446.3	18.4%	1,041.1	684.7	52.1%
Floor plan interest expense	(3.8)	(6.4)	(40.6)	(8.7)	(13.3)	(34.6)
Other interest expense	(34.4)	(28.1)	22.4	(64.5)	(51.6)	25.0
Other income (expense), net	(21.9)	7.6	NM	(29.9)	11.1	NM
Income before income taxes	468.2	419.4	11.6%	938.0	630.9	48.7%
Income tax expense	(130.6)	(114.5)	14.1	(256.7)	(169.8)	51.2
Income tax rate	27.9%	27.3%		27.4%	26.9%
Net income	$337.6	$304.9	10.7%	$681.3	$461.1	47.8%
Net income attributable to non-controlling interests	(3.8)	—	NM	(4.4)	—	NM
Net income attributable to redeemable non-controlling interest	(2.5)	—	NM	(3.4)	—	NM
Net income attributable to LAD	$331.3	$304.9	8.7%	$673.5	$461.1	46.1%

Diluted earnings per share attributable to LAD:
Net income per share	$11.60	$10.75	7.9%	$23.15	$16.69	38.7%

Diluted shares outstanding	28.6	28.4	0.7%	29.1	27.6	5.4%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Gross margin
New vehicle retail	12.6%	10.0%	260	bps	12.9%	8.8%	410	bps
Used vehicle retail	9.5	12.9	(340)		9.8	11.7	(190)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.3	53.4	(10)		52.9	53.7	(80)
Gross profit margin	18.7	18.5	20		18.9	17.6	130

Unit sales
New vehicle retail	68,752	75,176	(8.5)%		133,694	129,040	3.6%
Used vehicle retail	81,026	70,254	15.3		154,715	129,281	19.7
Total retail units sold	149,778	145,430	3.0		288,409	258,321	11.6

Average selling price
New vehicle retail	$47,281	$41,852	13.0%		$47,216	$41,379	14.1%
Used vehicle retail	30,976	25,691	20.6		30,665	24,420	25.6

Average gross profit per unit
New vehicle retail	$5,970	$4,173	43.1%		$6,071	$3,646	66.5%
Used vehicle retail	2,955	3,311	(10.8)		2,994	2,852	5.0
Finance and insurance	2,206	1,854	19.0		2,232	1,811	23.2
Total vehicle(1)	6,563	5,723	14.7		6,689	5,141	30.1

Revenue mix
New vehicle retail	44.9%	52.4%			45.3%	51.6%
Used vehicle retail	34.7	30.0			34.0	30.5
Used vehicle wholesale	5.1	3.6			5.4	3.4
Finance and insurance, net	4.6	4.5			4.6	4.5
Service, body and parts	9.4	8.7			9.4	8.9
Fleet and other	1.3	0.8			1.3	1.1

Gross Profit Mix
New vehicle retail	30.4%	28.2%			30.9%	25.8%
Used vehicle retail	17.7	20.9			17.6	20.2
Used vehicle wholesale	0.2	1.5			0.4	1.2
Finance and insurance, net	24.5	24.3			24.5	25.6
Service, body and parts	26.9	25.1			26.3	27.1
Fleet and other	0.3	—			0.3	0.1

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2022	2021	2022	2021	2022	2021	2022	2021
SG&A as a % of revenue	10.8%	10.3%	10.8%	10.5%	10.8%	10.3%	10.8%	10.5%
SG&A as a % of gross profit	58.0	55.7	57.9	57.1	57.5	58.4	57.3	59.4
Operating profit as a % of revenue	7.3	7.7	7.3	7.4	7.4	6.8	7.5	6.6
Operating profit as a % of gross profit	39.0	41.6	39.1	40.2	39.4	38.5	39.6	37.5
Pretax margin	6.7	7.2	6.5	7.0	6.9	6.3	6.7	6.1
Net profit margin	4.9	5.2	4.7	5.1	5.1	4.6	4.9	4.5
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2022	2021	(Decrease)		2022	2021	(Decrease)
Revenues
New vehicle retail	$2,475.1	$2,980.2	(16.9)%		$4,578.0	$5,118.4	(10.6)%
Used vehicle retail	2,042.2	1,737.4	17.5		3,756.8	3,050.9	23.1
Finance and insurance	255.5	259.6	(1.6)		481.5	453.4	6.2
Service, body and parts	546.3	499.4	9.4		994.4	895.1	11.1
Total revenues	5,658.8	5,730.4	(1.2)		10,418.8	9,961.8	4.6

Gross profit
New vehicle retail	$311.6	$299.0	4.2%		$591.7	$452.3	30.8%
Used vehicle retail	192.6	223.5	(13.8)		361.7	356.8	1.4
Finance and insurance	255.5	259.6	(1.6)		481.5	453.4	6.2
Service, body and parts	294.4	268.5	9.6		538.4	482.4	11.6
Total gross profit	1,057.6	1,066.5	(0.8)		1,980.9	1,767.1	12.1

Gross margin
New vehicle retail	12.6%	10.0%	260	bps	12.9%	8.8%	410	bps
Used vehicle retail	9.4	12.9	(350)		9.6	11.7	(210)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	53.9	53.8	10		54.1	53.9	20
Gross profit margin	18.7	18.6	10		19.0	17.7	130

Unit sales
New vehicle retail	51,822	71,160	(27.2)%		95,453	123,571	(22.8)%
Used vehicle retail	67,201	67,324	(0.2)		123,753	124,474	(0.6)

Average selling price
New vehicle retail	$47,762	$41,880	14.0%		$47,961	$41,421	15.8%
Used vehicle retail	30,389	25,806	17.8		30,357	24,510	23.9

Average gross profit per unit
New vehicle retail	$6,013	$4,201	43.1%		$6,199	$3,660	69.4%
Used vehicle retail	2,866	3,319	(13.6)		2,922	2,867	1.9
Finance and insurance	2,146	1,875	14.5		2,196	1,828	20.1
Total vehicle(1)	6,388	5,762	10.9		6,558	5,173	26.8
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2022	2021	2021
Days Supply(1)
New vehicle inventory	32	24	23
Used vehicle inventory	62	61	58
(1) Days supply calculated based on current inventory levels, including in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2022
Fixed charge coverage ratio	Not less than 1.20 to 1	3.11 to 1
Leverage ratio	Not more than 5.75 to 1	1.50 to 1

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2022	December 31, 2021
Cash, restricted cash, and cash equivalents	$113.2	$174.8
Trade receivables, net	978.4	910.0
Inventories, net	2,985.0	2,385.5
Other current assets	85.2	63.0
Total current assets	$4,161.8	$3,533.3

Property and equipment, net	3,390.9	3,052.6
Intangibles	2,681.4	1,776.4
Other non-current assets	2,773.6	2,784.6
Total assets	$13,007.7	$11,146.9

Floor plan notes payable	1,471.0	1,190.1
Other current liabilities	1,143.4	1,212.7
Total current liabilities	$2,614.4	$2,402.8

Long-term debt	4,721.7	3,185.7
Other long-term liabilities and deferred revenue	933.8	895.2
Total liabilities	$8,269.9	$6,483.7

Equity	4,737.8	4,663.2
Total liabilities & equity	$13,007.7	$11,146.9

LAD
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
	2022	2021
Net income	$681.3	$461.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80.2	57.1
Stock-based compensation	23.1	17.2
Gain on disposal of assets	(0.6)	0.1
Loss (gain) on sale of franchises	(13.1)	5.2
Unrealized investment loss (gain)	33.0	(0.9)
Deferred income taxes	16.6	31.8
Amortization of operating lease right-of-use assets	19.3	16.5
(Increase) decrease:
Trade receivables, net	(76.4)	(185.0)
Inventories	(507.0)	663.1
Other assets	(628.3)	(95.5)
Increase (decrease):
Floor plan notes payable, net	56.9	47.0
Trade payables	32.6	97.4
Accrued liabilities	(16.8)	144.3
Other long-term liabilities and deferred revenue	36.1	11.6
Net cash provided by operating activities	$(263.1)	$1,271.0

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2022	2021
As reported	$(263.1)	$1,271.0
Floor plan notes payable, non-trade, net	243.5	(571.6)
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(63.1)	(271.5)
Adjusted	$(82.7)	$427.9

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$781.5	$3.1	$—	$(1.5)	$783.1
Operating income	528.3	(3.1)	—	1.5	526.7
Other income (expense), net	(21.9)	—	18.1	—	(3.8)

Income before income taxes	468.2	(3.1)	18.1	1.5	484.7
Income tax (provision) benefit	(130.6)	0.9	—	(0.5)	(130.2)
Net income	$337.6	$(2.2)	$18.1	$1.0	$354.5
Net income attributable to non-controlling interests	(3.8)	—	—	—	(3.8)
Net income attributable to redeemable non-controlling interest	(2.5)	—	—	—	(2.5)
Net income attributable to LAD	$331.3	$(2.2)	$18.1	$1.0	$348.2

Diluted earnings per share attributable to LAD	$11.60	$(0.08)	$0.63	$0.03	$12.18
Diluted share count	28.6

	Three Months Ended June 30, 2021
	As reported	Net disposal loss on sale of stores	Investment gain	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$634.0	$(4.5)	$—	$(0.8)	$(10.4)	$618.3
Operating income	446.3	4.5	—	0.8	10.4	462.0
Other income (expense), net	7.6	—	(1.2)	—	—	6.4

Income before income taxes	419.4	4.5	(1.2)	0.8	10.4	433.9
Income tax (provision) benefit	(114.5)	(1.2)	0.3	(0.2)	(2.8)	(118.4)
Net income attributable to LAD	$304.9	$3.3	$(0.9)	$0.6	$7.6	$315.5

Diluted earnings per share attributable to LAD	$10.75	$0.12	$(0.03)	$0.02	$0.26	$11.12
Diluted share count	28.4

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2022
	As reported	Net disposal gain on sale of stores	Investment loss	Acquisition expenses	Adjusted
Selling, general and administrative	$1,507.6	$13.1	$—	$(8.1)	$1,512.6
Operating income	1,041.1	(13.1)	—	8.1	1,036.1
Other income (expense), net	(29.9)	—	33.0	—	3.1

Income before income taxes	938.0	(13.1)	33.0	8.1	966.0
Income tax (provision) benefit	(256.7)	3.5	—	(2.5)	(255.7)
Net income	$681.3	$(9.6)	$33.0	$5.6	$710.3
Net income attributable to non-controlling interests	(4.4)	—	—	—	(4.4)
Net income attributable to redeemable non-controlling interest	(3.4)	—	—	(0.1)	(3.5)
Net income attributable to LAD	$673.5	$(9.6)	$33.0	$5.5	$702.4

Diluted earnings per share attributable to LAD	$23.15	$(0.33)	$1.13	$0.19	$24.14
Diluted share count	29.1

	Six Months Ended June 30, 2021
	As reported	Net disposal loss on sale of stores	Investment gain	Insurance reserves	Acquisition expenses	Adjusted
Selling, general and administrative	$1,084.2	$(5.2)	$—	$(1.6)	$(11.6)	$1,065.8
Operating income	684.7	5.2	—	1.6	11.6	703.1
Other income (expense), net	11.1	—	(1.0)	—	—	10.1

Income before income taxes	630.9	5.2	(1.0)	1.6	11.6	648.3
Income tax (provision) benefit	(169.8)	(1.4)	0.3	(0.4)	(3.1)	(174.4)
Net income attributable to LAD	$461.1	$3.8	$(0.7)	$1.2	$8.5	$473.9

Diluted earnings per share attributable to LAD	$16.69	$0.14	$(0.03)	$0.04	$0.31	$17.15
Diluted share count	27.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$337.6	$304.9	10.7%	$681.3	$461.1	47.8%
Flooring interest expense	3.8	6.4	(40.6)	8.7	13.3	(34.6)
Other interest expense	34.4	28.1	22.4	64.5	51.6	25.0
Income tax expense	130.6	114.5	14.1	256.7	169.8	51.2
Depreciation and amortization	40.9	30.3	35.0	80.2	57.2	40.2
EBITDA	$547.3	$484.2	13.0%	$1,091.4	$753.0	44.9%

Other adjustments:
Less: flooring interest expense	$(3.8)	$(6.4)	(40.6)	$(8.7)	$(13.3)	(34.6)
Less: used vehicle line of credit interest	(2.0)	—	NM	(2.2)	—	NM
Add: acquisition expenses	1.5	10.4	(85.6)	8.1	11.6	(30.2)
Add: loss (gain) on divestitures	(3.1)	4.5	(168.9)	(13.1)	5.2	NM
Add: investment loss	18.1	(1.2)	(1,608.3)	33.0	(1.0)	NM
Add: insurance reserves	—	0.8	(100.0)	—	1.6	(100.0)
Adjusted EBITDA	$558.0	$492.3	13.3%	$1,108.5	$757.1	46.4%
NM - not meaningful

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2022		2021		(Decrease)
Floor plan notes payable: non-trade	$1,060.2		$966.9		9.6%
Floor plan notes payable	410.8		285.1		44.1
Used and service loaner vehicle inventory financing facility	1,063.3		—		NM
Revolving lines of credit	1,158.5		200.0		479.3
Real estate mortgages	560.3		612.8		(8.6)
Finance lease obligations	96.1		170.2		(43.5)
Asset backed notes	237.4		—		NM
5.250% Senior notes due 2025	—		300.0		(100.0)
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Other debt	1.6		2.2		(27.3)
Unamortized debt issuance costs	(25.2)		(27.2)		(7.4)
Total debt	$6,313.0		$4,260.0		48.2%

Less: Floor plan related debt	$(2,534.3)		$(1,252.0)		102.4%
Less: Cash, restricted cash, and cash equivalents	(113.2)		(790.7)		(85.7)
Less: Availability on used vehicle and service loaner financing facilities	(30.7)		(653.4)		(95.3)
Net Debt	$3,634.8		$1,563.9		132.4%

TTM Adjusted EBITDA	$2,176.4		$1,263.5		72.3%

Net debt to Adjusted EBITDA	1.67	x	1.24	x
NM - not meaningful